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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 24, 2000, except as to Note 9, which is as of October 16, 2000 relating to the consolidated financial statements of DoubleTwist, Inc. and its subsidiary, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
San Jose, California
November 9, 2000